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                             PIPER & MARBURY                         EXHIBIT 5.1
                                                                     -----------
                                 L.L.P.
                      1200 NINETEENTH STREET, N.W.
                       WASHINGTON, D.C. 20036-2430
                              202-861-3900
                            FAX: 202-223-2085
                                                                   BALTIMORE
                                                                    NEW YORK
                                                                  PHILADELPHIA
                                                                     EASTON


                               December 23, 1997

Trusted Information Systems, Inc.
3060 Washington Road (Route 97)
Glenwood, Maryland 21738

                     Re:  Registration Statement on Form S-3

Dear Sirs:

         We have acted as counsel to Trusted Information Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 2,105,494 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which were previously issued by the Company and are being registered for resale by the holders thereof.

         In this capacity, we have examined the Company's Certificate of Incorporation and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and validly issued and is fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   /s/ PIPER & MARBURY L.L.P.